Exhibit 99.1
                                                                    ------------

                             Joint Filing Agreement

     The undersigned hereby agree that the statement on Schedule 13G with respect to the common stock of InfoSearch Media, Inc. is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934 and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that it knows or has reason to believe that such information is inaccurate.

DATED: May 5, 2006


                                       JAY GOLDMAN ASSET MANAGEMENT, L.L.C.

                                       By: /s/ Jay G. Goldman
                                           -------------------------------
                                           Name:  Jay G. Goldman
                                           Title: Manager


                                       JAY G. GOLDMAN

                                       /s/ Jay G. Goldman
                                       ------------------------------
                                       Jay G. Goldman


                                       WOODMONT INVESTMENTS LIMITED

                                       By: Jay Goldman Asset Management, L.L.C.,
                                           its investment adviser

                                           By: /s/ Jay G. Goldman
                                               ------------------------------
                                               Name:  Jay G. Goldman
                                               Title: Manager

                                       OPEN ROAD MANAGEMENT, LLC

                                       By: /s/ Thomas Isenberg
                                           ------------------------------
                                           Name:  Thomas Isenberg
                                           Title: Manager


                                       OPEN ROAD PARTNERS, L.P.

                                       By: Open Road Capital, LLC,
                                           its general partner

                                           By: /s/ Thomas Isenberg
                                               ------------------------------
                                               Name:  Thomas Isenberg
                                               Title: Managing Member


                                       THOMAS ISENBERG

                                       /s/ Thomas Isenberg
                                       ----------------------------
                                       Thomas Isenberg






            [JOINT FILING AGREEMENT FOR SCHEDULE 13G WITH RESPECT TO
                             INFOSEARCH MEDIA, INC.]